Exhibit 99.1

JLL Income Property Trust
Announces Tax Treatment of 2022 Distributions

Chicago (Jan. 30, 2023) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with more than $7.1 billion in portfolio assets, today announced the income tax treatment of its dividends paid in 2022. For the tax year ended December 31, 2022, approximately 54.7% percent of the distributions paid will qualify as non-dividend distribution or return of capital (box 3 on Form 1099) and approximately 45.3% percent of distributions paid will qualify as tax advantaged long-term capital gain (box 2a).

“Investment performance is the most important measure of our success and for 2022 we are pleased to report net of fee returns between 9.3% to 10.0%, depending upon the stockholders’ share class and the length of time the shares were held, amid a volatile market period. We also strive to maximize the tax efficiency of our investments, and for the tenth year in a row, we delivered highly tax efficient distributions to our stockholders,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “Our primary investment objectives remain durability of dividend distributions and preservation of invested capital, however we also strive to be a source of longer-term tax-advantaged income for stockholders.”

The table below summarizes the income tax treatment of distributions paid to Class A stockholders during the year ended December 31, 2022:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Return of Capital		Unrecaptured Section 1250 Gains
3/24/2022	3/30/2022	$0.11467	$0.05191	45.3%	$0.06276	54.7%	$0.02729
6/23/2022	6/29/2022	0.11270	0.05102	45.3%	0.06168	54.7%	0.02683
9/22/2022	9/29/2022	0.11240	0.05088	45.3%	0.06152	54.7%	0.02675
12/22/2022	12/29/2022	0.11202	0.05071	45.3%	0.06131	54.7%	0.02666
Total		$0.45179	$0.20453	45.3%	$0.24726	54.7%	$0.10754
(1)     Distributions per share are net of dealer manager fees of 0.85%.
(2)     Distributions include 52.6% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class M stockholders during the year ended December 31, 2022:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Return of Capital		Unrecaptured Section 1250 Gains
3/24/2022	3/30/2022	$0.13095	$0.05928	45.3%	$0.07167	54.7%	$0.03117
6/23/2022	6/29/2022	0.12951	0.05863	45.3%	0.07088	54.7%	0.03083
9/22/2022	9/29/2022	0.12962	0.05868	45.3%	0.07094	54.7%	0.03085
12/22/2022	12/29/2022	0.12966	0.05870	45.3%	0.07096	54.7%	0.03086
Total		$0.51974	$0.23529	45.3%	$0.28445	54.7%	$0.12371
(1)     Distributions per share are net of dealer manager fees of 0.30% of NAV.
(2)     Distributions include 52.6% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class A-I stockholders during the year ended December 31, 2022:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Return of Capital		Unrecaptured Section 1250 Gains
3/24/2022	3/30/2022	$0.13100	$0.05930	45.3%	$0.07170	54.7%	$0.03118
6/23/2022	6/29/2022	0.13102	0.05931	45.3%	0.07171	54.7%	0.03119
9/22/2022	9/29/2022	0.13082	0.05922	45.3%	0.07160	54.7%	0.03114
12/22/2022	12/29/2022	0.13100	0.05930	45.3%	0.07170	54.7%	0.03118
Total		$0.52384	$0.23714	45.3%	$0.28670	54.7%	$0.12469
(1)     Distributions per share are net of dealer manager fees of 0.30% of NAV.
(2)     Distributions include 52.6% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class M-I stockholders during the year ended December 31, 2022:

Record Date	Payment Date	Net Distribution per share	Capital Gain Income (1)		Return of Capital		Unrecaptured Section 1250 Gains
3/24/2022	3/30/2022	$0.14000	$0.06338	45.3%	$0.07662	54.7%	$0.03332
6/23/2022	6/29/2022	0.14000	0.06338	45.3%	0.07662	54.7%	0.03332
9/22/2022	9/29/2022	0.14000	0.06338	45.3%	0.07662	54.7%	0.03332
12/22/2022	12/29/2022	0.14000	0.06338	45.3%	0.07662	54.7%	0.03332
Total		$0.56000	$0.25351	45.3%	$0.30649	54.7%	$0.13330
(1)     Distributions include 52.6% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class D stockholders during the year ended December 31, 2022:

Record Date	Payment Date	Net Distribution per share	Capital Gain Income (1)		Return of Capital		Unrecaptured Section 1250 Gains
3/24/2022	3/30/2022	$0.14000	$0.06338	45.3%	$0.07662	54.7%	$0.03332
6/23/2022	6/29/2022	0.14000	0.06338	45.3%	0.07662	54.7%	0.03332
9/22/2022	9/29/2022	0.14000	0.06338	45.3%	0.07662	54.7%	0.03332
12/22/2022	12/29/2022	0.14000	0.06338	45.3%	0.07662	54.7%	0.03332
Total		$0.56000	$0.25351	45.3%	$0.30649	54.7%	$0.13330
(1)     Distributions include 52.6% of Unrecaptured Section 1250 Gain.

The dollar amount reported on each investor's respective 1099-DIV will depend on the total amount of distributions received throughout the year which can be affected by the share class held and the length of time the shares were owned. This release is based on the preliminary results of work on the company's tax filings and may be subject to adjustment.

The income tax allocation for the distributions discussed above has been calculated using the best available information as of the date of the release. The company is releasing information at this time to aid those required to distribute Forms 1099 on the company's distributions. Tax treatment of distributions is dependent on a number of factors and there is no guarantee that future distributions will qualify as a non-dividend distribution, return of capital or long-term capital gain.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $82 billion of assets in private and public real estate property and debt investments as of Q2 2022. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit http://www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com